Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-92997 on Form S-8 of our report dated June 20, 2008 relating to our audit of the financial statements of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, appearing in this Annual Report on Form 11-K.

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C. Houston, Texas June 30, 2008